090603

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Form to Accompany Filing Ordered by Reorganization Under Federal Law
(PURSUANT TO NRS 78.622)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Form to Accompany Filing Ordered by Reorganization Under Federal Law
(Pursuant to NRS 78.622)

1. Name of corporation:

Ironclad Performance Wear Corporation

2. In compliance with court order, the following Certificate of Amendment (Filing Type) is being filed.*

3. Effect of filing upon articles: (check only one box)

☐ The certificate being filed does not amend the Articles of Incorporation.

☒ The articles are being amended as follows: (provide article numbers, if available)

Article I (Name of Corporation) of the Articles of Incorporation is hereby amended by deleting it in its entirety and replace it with the following:

"The name of the corporation is ICPW Liquidation Corporation."

4. Signature required: (check one box only)

☐ The trustee in bankruptcy appointed by the court

☒ Officers of the corporation designated by the court

☐ Any other representative appointed by the court

The undersigned has signed this instrument under penalty of perjury:

X [signature]
Authorized Signature

Chief Executive Officer
Title

**** This filing must be accompanied by a conformed plan or order of reorganization certified by the bankruptcy court.***

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Ironclad Performance Wear Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article I (Name of Corporation) of the Articles of Incorporation is hereby amended by deleting it in its entirety and replaced with the following:

"The name of the corporation is ICPW Liquidation Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: 11/16/2017 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

UNITED STATES BANKRUPTCY COURT
Central District of California

I hereby attest and certify that on 11-16-17 the attached reproduction(s), containing 3 pages, is a full, true and correct copy of the complete document entitled: Order Authorizing Debtors To Effectuate NAme Change, And Granting Related Relief.

Case #: 1:17-bK-12408-MB Doc #: 218

which includes: ☐ Exhibits ☐ Attachments

on file in my office and in my legal custody at the marked location:

☒ 255 E. Temple Street, Suite 940
Los Angeles, CA 90012

☐ 3420 Twelfth Street, Suite 125
Riverside, CA 92501-3819

☐ 411 West 4th Street, Suite 2074
Santa Ana, CA 92701-4593

☐ 1415 State Street
Santa Barbara, CA 93101-2511

☐ 21041 Burbank Boulevard
Woodland Hills, CA 91367

KATHLEEN J. CAMPBELL
Clerk of Court

By: K Cole
Deputy Clerk

THIS CERTIFICATION IS VALID ONLY WITH THE UNITED STATES BANKRUPTCY COURT SEAL.

Revised August 2010

RON BENDER (SBN 143364)
MONICA Y. KIM (SBN 180139)
KRIKOR J. MESHEFEJIAN (SBN 255030)
LEVENE, NEALE, BENDER, YOO & BRILL L.L.P.
10250 Constellation Boulevard, Suite 1700
Los Angeles, California 90067
Telephone: (310) 229-1234; Facsimile: (310) 229-1244
Email: rb@lnbyb.com; myk@lnbyb.com; kjm@lnbyb.com

Attorneys for Chapter 11 Debtors
and Debtors in Possession

FILED & ENTERED

NOV 15 2017

CLERK U.S. BANKRUPTCY COURT
Central District of California
BY Ogier DEPUTY CLERK

UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SAN FERNANDO VALLEY DIVISION

In re:

IRONCLAD PERFORMANCE WEAR CORPORATION, a California corporation,

Debtor and Debtor in Possession.

In re:

IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada corporation,

Debtor and Debtor in Possession.

☒ Affects both Debtors

☐ Affects Ironclad Performance Wear Corporation, a California corporation only

☐ Affects Ironclad Performance Wear Corporation, a Nevada corporation only

Lead Case No.: 1:17-bk-12408-MB
Jointly administered with:
1:17-bk-12409-MB
Chapter 11 Cases

ORDER AUTHORIZING DEBTORS TO EFFECTUATE NAME CHANGE, AND GRANTING RELATED RELIEF

DATE: November 15, 2017
TIME: 10:00 a.m.
PLACE: Courtroom "303"
21041 Burbank Blvd.
Woodland Hills, CA

On November 15, 2017, commencing at 10:00 a.m., at the above-referenced Courtroom, the Court held an emergency hearing to consider that certain *Notice Of Emergency Motion And Emergency Motion For An Order Authorizing Debtors To Effectuate Name Change, And Related Relief* (the "Motion"), filed as Docket Number 206, by the debtors and debtors in possession ("Debtors"), in the above-referenced, jointly-administered, Chapter 11 bankruptcy cases. Appearances were as noted on the Court's record.

The Court, having read and considered the Motion; having considered the United States Trustee's oral response to the Motion; notice of the Motion having been proper under the circumstances; with good cause appearing, orders as follows:

1. The Debtors are hereby authorized to effectuate a change of their corporate name to ICPW Liquidation Corporation without further action by the Debtors' boards of directors or shareholders;

2. L. Geoffrey Greulich, the Chief Executive Officer of the Debtors, and Matthew Pliskin, the Chief Financial Officer and Secretary of the Debtors, are hereby appointed as the designated officers and representatives of the Debtors, to effectuate the name change on behalf of the Debtors;

3. The Debtors are authorized to pay any fees and costs to governmental entities and other applicable regulatory authorities in connection with effectuating a name change; and

4. The Clerk of the United States Bankruptcy Court for the Central District of California is hereby authorized to take whatever actions are necessary to update the ECF filing system and the case dockets to reflect the name change.

//

//

A continued hearing will be held on November 17, 2017, at 2:00 p.m. for the Court to consider the appropriate form of caption to be used in these cases for all future filings, the ECF filing system, and the case dockets.

IT IS SO ORDERED.

###

Date: November 15, 2017

Martin R Barash
United States Bankruptcy Judge